                                                                    Exhibit 99.4
                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE

               7.82% Pass Through Certificates, Series 2001-A-1
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              7.82% Pass Through Certificates, Series 2001-A-1 of
                Ahold Lease Series 2001-A-1 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                                      and

               8.62% Pass Through Certificates, Series 2001-A-2
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              8.62% Pass Through Certificates, Series 2001-A-2 of
                Ahold Lease Series 2001-A-2 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                   In each case, payable from rents paid by
                           Ahold Lease U.S.A., Inc.,
                                 guaranteed by
                     Koninklijke Ahold N.V. (Royal Ahold)

             Offer made pursuant to the Prospectus dated   , 2001

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2001
 (THE "EXPIRATION DATE") UNLESS  THE  OFFER  IS  EXTENDED.  TENDERS  MAY  BE
  WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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   As set forth in the prospectus dated   , 2001 (as the same may be amended or
supplemented from time to time, the "Prospectus"), of Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands ("Royal Ahold") and Ahold Lease U.S.A., Inc., a corporation incorporated under the laws of the State of Delaware ("Ahold Lease" and, together with Royal Ahold, the "Registrants"), in the accompanying letter of transmittal and the instructions included therein (the "Letter of Transmittal," which together with the Prospectus constitutes the Registrants' offer (the "Exchange Offer")), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer to exchange up to (1) $313,665,000 fully accreted aggregate principal amount of new 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-1 Pass Through Certificates"), for any and all of the outstanding unregistered 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust (the "Outstanding A-1 Pass Through Certificates"), and (2) $250,720,000 fully accreted aggregate principal amount of new 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-2 Pass Through Certificates"), for any and all of the outstanding unregistered 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust (the "Outstanding A-2 Pass Through Certificates" and, together with the Outstanding A-1 Pass Through Certificates, the "Outstanding Pass Through Certificates"), if (1) certificates for the Outstanding Pass Through Certificates are not immediately available,
(2) Outstanding Pass Through Certificates, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank (the "Exchange Agent") on or prior to the Expiration Date or (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or registered or certified mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Pass Through Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Pass Through Certificates (or a photocopy thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                           First Union National Bank

     By Regular or Certified Mail:          By Facsimile:          By Overnight Courier or Hand:
       First Union National Bank           (704) 590-7628            First Union National Bank
First Union Customer Information Center                       First Union Customer Information Center
  Corporate Trust Operations - NC1153   Confirm by Telephone:   Corporate Trust Operations - NC1153
 1525 West W.T. Harris Boulevard - 3C3     (704) 590-7413      1525 West W.T. Harris Boulevard - 3C3
          Charlotte, NC 28288                                        Charlotte, NC 28262-1153
        Attention: Marsha Rice                                        Attention: Marsha Rice

                               -----------------


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS INCLUDED IN THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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

Ladies and Gentlemen:

   The undersigned hereby tenders to Royal Ahold and Ahold Lease upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the fully accreted aggregate principal amount of Outstanding Pass Through Certificates set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

   The undersigned understands that tenders of Outstanding Pass Through Certificates will be accepted only in authorized denominations. The undersigned understands that tenders of Outstanding Pass Through Certificates pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Outstanding Pass Through Certificates may be withdrawn if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

   All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Name(s) of Registered Holder(s): ______________________________________________

Total Fully Accreted Principal Amount Tendered (must be in integral multiples of $1,000):

   (a) Series A-1 Outstanding Pass Through Certificates: $ ____________________

   (b) Series A-2 Outstanding Pass Through Certificates: $ ____________________

Certificate Number(s) (if available):

   (a) Series A-1 Outstanding Pass Through Certificates: ______________________

   (b) Series A-2 Outstanding Pass Through Certificates: ______________________

Aggregate Fully Accreted Principal Amount Represented by Certificate(s) for Outstanding Pass Through Certificates:

   (a) Series A-1 Outstanding Pass Through Certificates: $ ____________________

   (b) Series A-2 Outstanding Pass Through Certificates: $ ____________________

If Outstanding Pass Through Certificates will be tendered by book-entry transfer, provide the following information:

Name of Tendering Institution: ________________________________________________

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

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

                               PLEASE SIGN HERE

 X  ____________________________________             __________________________________

 X  ____________________________________             __________________________________
 Signature(s) of Owner(s) or Authorized                            Date
                Signatory

 Area Code and Telephone Number:  _____________________________________________________

   Must be signed by the holder(s) of the Outstanding Pass Through Certificates as their name(s) appear(s) on certificates for Outstanding Pass Through Certificates or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Registrants, provide proper evidence satisfactory to the Registrants of such person's authority to so act.

                     Please print name(s) and address(es)

Name(s): ______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Capacity (full title): ________________________________________________________

Address(es): __________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

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

                             GUARANTEE OF DELIVERY

                   (Not to be used for signature guarantee)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as an "eligible guarantor instruction," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker or dealer, government securities broker or government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Pass Through Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Pass Through Certificates to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or a photocopy thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or a photocopy thereof) and the Outstanding Pass Through Certificates tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

          --------------------------------------- --------------------
                       Name of Firm               Authorized Signature
          --------------------------------------- --------------------
                          Address                        Title
                                                     (Please Print)
          ---------------------------------------
                         Zip Code

Area Code and Telephone Number: _________________  Date: ______________________

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING PASS THROUGH CERTIFICATES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING PASS THROUGH CERTIFICATES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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